EXHIBIT (10)(n)(3)



                    RESORTS INTERNATIONAL HOTEL FINANCING, INC.
                                  1133 BOARDWALK
                         ATLANTIC CITY, NEW JERSEY  08401


                                        February 27, 1995

     Ms. Judy K. Mencher
     Vice President
     Fidelity Management & Research Co.
     82 Devonshire Street - F7D
     Boston, Massachusetts  02109

          RE: The Note Purchase Agreement (the "Commitment"), dated May 3, 1994, between Resorts International Hotel Financing, Inc. ("RIHF") and certain funds and accounts managed by Fidelity Management & Research Co. (collectively "Fidelity")

     Dear Ms. Mencher:

          Reference is made to the Commitment between RIHF and Fidelity. RIHF and Fidelity have further agreed as follows:

          1. The Commitment will be extended for one year in exchange for an increase in the interest rate on the Senior Notes of 75 basis points to 11.75%. No other changes will be made.

          2. Eastman Kodak Retirement Fund will be released from the Commitment so that the only funds which will be committed are as shown on the attached schedule and the total Commitment amount will be $19,738,000.

          Please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me.

                                        Very truly yours,

                                        /s/Matthew B. Kearney

                                        Matthew B. Kearney
                                        President and
                                        Chief Financial Officer

     Acknowledged and agreed to:
     Fidelity Management & Research Co.


     By:/s/Judy K. Mencher
          Judy K. Mencher
          Vice President



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                                  FIDELITY FUNDS
                         RESORTS 11% SENIOR SECURED NOTES


     FUND NAME                                         FACE AMOUNT OF NOTES

     Belmont Fund, L.P.                                   $ 1,027,000.000

     Belmont Capital Partners II, L.P.                      1,136,000.000

     Fidelity Asset Manager                                   197,000.000

     Variable Insurance Products Fund:
       High Income Portfolio                                  391,000.000

     Fidelity Capital & Income Fund                        11,886,000.000

     Spartan High Income Fund                                 949,000.000

     Fidelity Magellan Fund                                   815,000.000

     Fidelity Puritan Fund                                  1,001,000.000

     General Motors Employees
       Domestic Group Pension Trust                           828,000.000

     Illinois Municipal Retirement Fund
       Master Trust                                           818,000.000

     Illinois State Board of Investments                      239,000.000

     Fidelity Advisor High Yield Fund                         180,000.000

     Pension Reserves Investment
       Management Board                                       102,000.000

     Variable Insurance Products Fund II:
       Asset Manager Portfolio                                 66,000.000

     Fidelity High Yield Bond Collective Trust                103,000.000

                                             TOTAL        $19,738,000.000














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